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                                                                   Exhibit 23.1


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the inclusion in the Current Report on Form 8-K/A-1 of ADT Limited dated October 21, 1996, of our report dated May 17, 1996, on our audits of the consolidated financial statements of Automated Security (Holdings) PLC and subsidiaries as at November 30, 1995 and 1994, and for each of the three years in the period ended November 30, 1995.



By: /s/ Binder Hamlyn
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Binder Hamlyn
Chartered Accountants and Registered Auditors
London, England
October 21, 1996